Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 30, 2004 relating to the financial statements and financial statement schedules of Mueller Holdings (N.A.), Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


         /s/ PricewaterhouseCoopers LLP

         Chicago, Illinois



         June 17, 2004